Exhibit 10.13

AMENDMENT NO. 1 TO THE

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS Amendment No. 1 to the Exclusive Patent License Agreement (“Amendment No. 1”), dated as of December 12, 2012 (the “Effective Date”), is by and between Merck, Sharpe and Dohme Corporation, a corporation organized and existing under the laws of New Jersey (hereinafter referred to as “Merck”), and Targenics, Inc., a corporation organized and existing under the laws of Delaware (hereinafter referred to as “Licensee”). Merck and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into an Exclusive Patent License Agreement dated Dec 12, 2012 (the “Agreement”);

WHEREAS, the Parties have agreed to amend the Agreement by executing this Amendment No. 1; and

NOW, THEREFORE, in consideration of the foregoing premises and the representations and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Merck hereby agree as follows:

1.    Section 1.11 of the Agreement shall be deleted and replaced in its entirety with the following:

1.11    “Field” shall mean the use of the Licensed Compound or the Licensed Product for all therapeutic purposes in humans including but not limited to the treatment and prevention of any disease, disorder or condition.

2.    Section 2.02 of the Agreement shall be deleted and replaced in its entirety with the following:

2.02    No Other Licenses. Merck will not grant any further licenses to any Third Party under the Compound Patent Rights and the Merck Know-How, to Develop, make, have made, use, import, export, Commercialize, sell, offer for sale, or market the Licensed Compound or the Licensed Product in the Field. Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

3.    Entire Agreement. In the event of any conflict between the terms and conditions of this Amendment No. 1 and the Agreement, the terms and conditions of this Amendment No. 1 shall govern and control. The Agreement and this Amendment No. 1 supersede all prior agreements and contain the entire agreement among the Parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the Parties and relating to the subject matter herein are superseded hereby and thereby.

IN WITNESS WHEREOF the Parties have caused this Amendment No 1 to be executed by their duly authorized representatives as of the day and year first above written.

MERCK, SHARP & DOHME, CORP.		TARGENICS, INC.

Signature:	/s/ Roger J Pomerantz	Signature:	/s/ Martin Oft
Print Name:	Roger J Pomerantz	Print Name:	Martin Oft

Title:	SVP WWLKM	Title:	Director
Date:	12/10/12	Date:

Signature:	/s/ Peter Van Vlasselaer
Print Name:	Peter Van Vlasselaer

Title:
Date:

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